Exhibit 24.1

ALCOA CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of Alcoa Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints WILLIAM F. OPLINGER, MOLLY S. BEERMAN, ANDREW HASTINGS, and MARISSA P. EARNEST, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and file with the Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended, and any rules and regulations of the SEC, a registration statement on Form S-8, including post-effective amendments (the “Registration Statement”), in connection with the Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated), with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 7th day of May, 2026.

/s/ John A. Bevan John A. Bevan Director	/s/ Thomas J. Gorman Thomas J. Gorman Chairman of the Board

/s/ Mary Anne Citrino Mary Anne Citrino Director	/s/ James A. Hughes James A. Hughes Director

/s/ Alistair Field Alistair Field Director	/s/ Roberto O. Marques Roberto O. Marques Director

/s/ Pasquale Fiore Pasquale Fiore Director	/s/ Carol L. Roberts Carol L. Roberts Director

/s/ Brian R. Galovich Brian R. Galovich Director	/s/ Jackson P. Roberts Jackson P. Roberts Director